Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261054) pertaining to the Renovacor, Inc. 2021 Omnibus Incentive Plan and the Renovacor, Inc. 2018 Stock Option and Grant Plan of our report dated March 24, 2022, with respect to the consolidated financial statements of Renovacor, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/S/ ERSNT & YOUNG LLP
Philadelphia, Pennsylvania
March 24, 2022